EXHIBIT 99.2

BROKEN CONDUCTOR PROTECTION TECHNOLOGY:

Testing on Live Transmission Lines –

Summary Report

March 2, 2026

Abstract

This report documents the field validation of Viking Protection Systems’ Broken

Conductor Protection Technology (BCPT) on a live 63-mile 138 kV transmission line,

including adjacent-line security testing. The results demonstrate that BCPT reliably detected simulated open-conductor conditions while maintaining stability and avoiding false operation during external switching events, confirming its dependability and selectivity under real-world operating conditions.

Bob Stuart, P.E. bstuart@bridgeviewllc.com

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Summary

1. Scope of Test(s):

a.	Simulate a broken (open) conductor on a live transmission line (63-miles in length) (“Line 1”); and

b.	Simulate a broken (open) conductor on a live transmission line adjacent to Line 1 (“Line 2”).

These simulations were performed on February 27, 2026 under real system loading conditions using installed relay hardware and actual field switching operations. The testing environment therefore represented a true in-service transmission system rather than a laboratory or modeled scenario.

2. Purpose:

a.	Line 1: determine if Viking Protection Systems, LLC’s (“Viking”) Broken Conductor Protection Technology (“BCPT”) can reliably detect the broken conductor on Line 1.

b.	Line 2: determine whether the broken conductor on Line 2 causes Viking’s BCPT to inadvertently de-energize (false trip) Line 1.

c.	The testing was designed to validate both dependability and security of the BCPT logic:

a.	Dependability: The ability of BCPT to correctly identify an open-phase condition on the protected transmission line and assert protection logic.

b.	Security: The ability of BCPT to remain stable and avoid misoperation when similar switching conditions occur on adjacent transmission facilities.

The testing also provided a side-by-side comparison between Viking’s BCPT logic and SEL’s native broken conductor detection elements implemented in the same relay platform.

3. Result(s):

a.	Line 1 Test: Success
Viking’s BCPT correctly detected all simulated open A-phase and open B-phase conditions on the [REDACTED] 138kV transmission line at both terminals. BCPT logic asserted as expected under real load conditions. SEL’s native broken conductor detection elements did not assert during these simulations.

b.	Line 2 Test: Success
During simulated open conductor conditions on the adjacent [REDACTED] 138kV transmission line, Viking’s BCPT installed on Line 1 did not assert and did not cause any unintended operation. No false trips occurred at either terminal.

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Background

In an effort to evaluate Viking’s BCPT technology, [REDACTED] agreed to simulate a broken (open) conductor on the [REDACTED] 138kV Line, approximately 63 miles long. [REDACTED] chose this line because of hardware at the [REDACTED] end of the line that has the capability of opening a single phase disconnect switch that will simulate an open phase. [REDACTED] installed a SEL-411L relay at each end of the [REDACTED] 138kV line which was used as the platform for SEL’s broken conductor detection (BCD) and Viking’s BCPT.

The purpose of this simulation was to determine if each of Viking’s BCPT and SEL’s BCD can reliably detect a broken conductor on a medium length transmission line. Further, [REDACTED] also wanted to simulate a broken conductor in an adjacent 138kV line to demonstrate that the broken conductor logic installed on the [REDACTED] 138kV line would not falsely trip.

Summary of BCPT Logic Implemented in the SEL-411L

The SEL-411L relay provides the flexibility required to implement Viking’s BCPT algorithms with a high degree of security and dependability. Viking’s BCPT is designed to reliably detect broken conductor conditions without incurring false trips from normal system events or transient disturbances.

At a high level, the BCPT logic utilizes undercurrent-based and negative sequence-based measurements to identify conditions consistent with a broken conductor. Detection may be based on either absolute thresholds or changes in measured quantities, including:

•	Undercurrent magnitude
•	Negative-sequence current magnitude
•	Change in undercurrent
•	Change in negative-sequence current

To enhance security and ensure correct operation, several additional logic checks are incorporated:

•	Blocking of operation when all three phases are de-energized
•	Prevention of operation during fault current conditions
•	Requirement that only one phase exhibits a current decrease while at least one other phase exhibits a current increase
•	Verification of minimal corresponding voltage change to confirm an open-conductor condition
•	Two-stage decision logic to reduce sensitivity to small or transient disturbances
•	Use of a rolling measurement window to calculate changes in current and sequence quantities

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Together, these measures allow the BCPT logic implemented in the SEL-411L to distinguish true broken-conductor events from switching operations, faults, and other system transients, providing a robust and secure solution for medium-length transmission lines.

Summary of Test Setup

[REDACTED] installed new SEL 411L relays at each end of the [REDACTED] 138kV Line in spare 19-inch rack mounted cabinets. Over a 2-day period, [REDACTED] wired the SEL 411L relay at the B165 breaker at [REDACTED] on the [REDACTED] 138kV line. The relays were thoroughly tested with our settings to ensure that the settings are accurate. In addition, further tests were completed to ensure the relays were properly wired in the current transformer (CT) and potential transformer (CCVT) circuits.

Also, over the same period [REDACTED] wired the new SEL 411L relay at the B12 breaker at [REDACTED]. As indicated above, the same test procedures were done to ensure the SEL 411L relay was properly wired and tested.

On Friday, February 27th, 2026, [REDACTED] performed switching on the [REDACTED] 138kV line. Under real loading conditions, [REDACTED] opened the [REDACTED] breaker at [REDACTED], opened the A-phase disconnect, then closed back into the breaker with the A-phase open, simulating a broken conductor on A-phase. This process was repeated for B-phase.

Then after this test, [REDACTED] simulated a broken conductor on the [REDACTED] 138kV line by performing the above sequence - opening the breaker, opening A-phase, closing the breaker – on the [REDACTED]138kV line, again repeating for B-phase.

Summary of Test Results

The following test results list the simulated scenarios, the expected goal and the results.

Narrative Summary

Test 1 – Simulate Open Conductor on Line 1

Objective of this test was to demonstrate that Viking’s BCPT detects an open conductor at [REDACTED] and an open conductor at [REDACTED] on the [REDACTED] 138kV line.

During simulation of both A-phase and B-phase open conductor conditions:

•	[REDACTED] SEL-411L Relays on [REDACTED] correctly picked up by BCPT logic.
•	[REDACTED] SEL-411L Relays on [REDACTED] correctly picked up by BCPT logic.

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Both terminals successfully detected the simulated broken conductor condition.

[REDACTED].

Test 2 – Simulate Open Conductor on Line 2

Objective of this test is to demonstrate that our BCPT logic programmed on the [REDACTED] 138kV line does not pickup falsely.

During simulation of both A-phase and B-phase open conductor conditions on the adjacent line:

•	[REDACTED] SEL-411L Relays on [REDACTED] were not tripped by the BCPT logic.
•	[REDACTED] SEL-411L Relays on [REDACTED] were not tripped by the BCPT logic.

No false operations occurred.

Test Results Tables and Figures

Table 1 – Results of Line 1

Test Condition	Location	Expected Result	Actual Result	Outcome
Open A Phase	[REDACTED]	BCPT Pickup	BCPT Pickup	Pass
Open A Phase	[REDACTED]	BCPT Pickup	BCPT Pickup	Pass
Open B Phase	[REDACTED]	BCPT Pickup	BCPT Pickup	Pass
Open B Phase	[REDACTED]	BCPT Pickup	BCPT Pickup	Pass

Table 2 – Line 2

Test Condition	Location	Expected Result	Actual Result	Outcome
Open A Phase	[REDACTED]	No BCPT Pickup	No Pickup	Pass
Open A Phase	[REDACTED]	No BCPT Pickup	No Pickup	Pass
Open B Phase	[REDACTED]	No BCPT Pickup	No Pickup	Pass
Open B Phase	[REDACTED]	No BCPT Pickup	No Pickup	Pass

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Figure 1 – SynchroWAVe Events of Line 1

Open A phase,
[redacted]
Open A phase,
[redacted]
Open B phase,
[redacted]
Open B phase,
[redacted]

Figure 1 – these four SynchroWAVe events capture the oscillography and digital elements in the relay. PCT11Q is the element for BCPT trip it has a 0.5 second delay built in which you can see as the delay after the PSV31 (conditions met for a trip) and PSV32 (static negative sequence threshold met) elements. PSV30 represents the static undercurrent threshold met and PSV06 represents the change in negative sequence threshold met. Due to the nature of the testing, change in undercurrent could not be captured and only the [REDACTED] side of the line can see a change in negative sequence. BCDETA and BCDETB represent SEL’s BCD for A phase and B phase respectively.

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Figure 2 – SynchroWAVe Events of Line 2

Figure 2 – No events were triggered for Open A phase [REDACTED], Open A phase [REDACTED], or Open B phase [REDACTED] as expected. For Open B phase [REDACTED] there was enough negative sequence to trigger PSV32 as captured in this figure.

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Test Conclusions and Results

The testing was completed successfully, and all simulated scenarios produced the expected outcomes.

For Line 1 ([REDACTED]138kV), Viking’s Broken Conductor Protection Technology (BCPT) correctly detected simulated open conductor conditions at both terminals during A-phase and B-phase events. The BCPT logic asserted as designed under actual system loading conditions, confirming that the protection elements responded appropriately to the electrical signatures associated with a true open-phase condition. Detection occurred at both line terminals, demonstrating consistent performance and proper coordination of the implemented logic.

[REDACTED].

For Line 2 ([REDACTED] 138kV), Viking’s BCPT installed on Line 1 remained stable and did not falsely trip during simulated open conductor conditions on the adjacent transmission line. No unintended operations occurred at either terminal. This confirms that the BCPT logic properly discriminates between true internal open-conductor events and external system conditions that may present similar electrical characteristics.

Collectively, the results demonstrate that Viking’s BCPT:

•	Reliably detects broken conductor conditions on an energized, medium-length transmission line.
•	Operates consistently at both terminals under real-world loading conditions.
•	Maintains security by avoiding false operation during adjacent-line switching events.
•	Effectively distinguishes between internal open-conductor events and external system disturbances.

Overall, the field testing validates the resiliency, selectivity, and dependability of Viking’s BCPT technology in a live transmission environment. The successful performance under controlled but realistic operating conditions provides strong evidence that BCPT is suitable for deployment on transmission systems requiring enhanced open-conductor detection capability.

Based on the demonstrated dependability and security observed during this testing, Viking’s BCPT is well-positioned for broader application across transmission networks of varying lengths and configurations. The results support continued evaluation and phased deployment on additional lines, particularly in areas where enhanced broken conductor detection is desired to improve public safety, wildfire risk mitigation, and system reliability.

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